As filed with the Securities and Exchange Commission on October 5, 2020

Registration No. 333-__________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Adamis Pharmaceuticals Corporation

(Exact name of registrant as specified in its charter)

Delaware	82-0429727
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11682 El Camino Real, Suite 300
San Diego, CA 92130

(858) 997-2400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Dennis J. Carlo, Ph.D.
Chief Executive Officer
11682 El Camino Real, Suite 300
San Diego, CA 92130

(858) 997-2400

(Name, address including zip code, and telephone number, including area code, of agent for service)

With copies to:

C. Kevin Kelso, Esq.

Weintraub Tobin Chediak Coleman Grodin, Law Corporation

400 Capitol Mall, Suite 1100

Sacramento, CA 95814

(916) 558-6000

(916) 446-1611 - Facsimile

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☒ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price(2)		Amount of Registration Fee

Common Stock, $0.0001 par value per share	8,700,000	$6,438,000.00	(1)(2)	$703.00
TOTAL:	8,700,000	$6,438,000.00		$703.00
(1)	Consists of 8,700,000 shares of common stock that may be issued upon the exercise of outstanding warrants. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares of common stock offered hereby also include an indeterminate number of additional shares of common stock as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions.
(2)	With respect to the shares of common stock offered by the selling stockholders named herein, estimated at $0.74 per share, the average of the high and low prices as reported on the Nasdaq Capital Market on October 2, 2020, a date within five business days prior to the filing of this registration statement, for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities or accept an offer to buy these securities until the Securities and Exchange Commission declares the registration statement effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 5, 2020

PRELIMINARY PROSPECTUS

ADAMIS PHARMACEUTICALS CORPORATION

8,700,000 Shares of Common Stock

_________________

This prospectus relates to the disposition from time to time of up to 8,700,000 shares of our common stock issuable upon the exercise of outstanding warrants, which are held by the selling stockholders named in this prospectus. The warrants have an exercise price of $0.70 per share, and may be exercised during the period ending September 3, 2026.

The selling stockholders may, from time to time, offer, sell, transfer, or otherwise dispose of the shares through public or private transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. See “Plan of Distribution” which begins on page 7 of this prospectus.

We are not offering any shares of our common stock for sale under this prospectus. We will not receive any of the proceeds from the sale of common stock by the selling stockholders. However, we will receive proceeds in the event of a cash exercise of the warrants by the selling stockholders. All expenses of registration incurred in connection with this offering are being borne by us. All selling and other expenses incurred by the selling stockholders will be borne by the selling stockholders.

Our common stock is listed on the Nasdaq Capital Market under the symbol “ADMP.” On October 2, 2020, the last reported sale price of our common stock as reported on the Nasdaq Capital Market was $0.73 per share.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties incorporated by reference herein under the heading “Risk Factors” on page 3 of this prospectus, and under similar headings in the other documents that are filed after the date hereof and are incorporated by reference into the registration statement of which this prospectus is a part. You should read the entire prospectus carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

TABLE OF CONTENTS

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC” or the “Commission”) using a “shelf” registration or continuous offering process.

You should read this prospectus, any prospectus supplement and any related free writing prospectus, and the information and documents incorporated by reference carefully. Such documents contain important information that you should consider before buying any of the securities being offered. See “Where You Can Find More Information” and “Incorporation of Documents by Reference” in this prospectus.

This prospectus may be supplemented from time to time to add, update or change information in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should rely only on the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus, as well as the information filed previously with the SEC and incorporated by reference in this prospectus, is accurate only as of the date of the document containing the information, regardless of the time of delivery of this prospectus or any applicable prospectus supplement or any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless otherwise indicated, all information contained or incorporated by reference in this prospectus concerning market data or our industry in general or any portion thereof, including information regarding our general expectations and market opportunity, is based on management’s estimates using internal data, data from industry related publications, consumer research and marketing studies and other externally obtained data.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

Unless otherwise stated or the context requires otherwise, references in this prospectus to “Adamis,” the “company” or the “Company,” “we,” “us,” or “our” refer to Adamis Pharmaceuticals Corporation and our subsidiaries, taken together.

This prospectus and the information incorporated herein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus, are the property of their respective owners.

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ABOUT THE COMPANY

Company Overview

We are a specialty biopharmaceutical company focused on developing and commercializing products in various therapeutic areas, including allergy, opioid overdose, respiratory and inflammatory disease. Our products and product candidates in the allergy, respiratory, and opioid overdose markets include: SYMJEPI™ (epinephrine) Injection 0.3mg, which was approved by the U.S. Food and Drug Administration, or FDA, in 2017 for use in the emergency treatment of acute allergic reactions, including anaphylaxis, for patients weighing 66 pounds or more; SYMJEPI (epinephrine) Injection 0.15mg which was approved by the FDA in September 2018, for use in the treatment of anaphylaxis for patients weighing 33-65 pounds; a naloxone injection product candidate, ZIMHI™, based on the approved Symject™ injection device and intended for the treatment of opioid overdose for which the company submitted a New Drug Application, or NDA, in December 2018 and with respect to which we received a Complete Response Letter, or CRL, from the FDA in November 2019 and responded to the CRL and resubmitted its NDA to the FDA in May 2020; a Beclomethasone metered dose inhaler product candidate (APC-1000) intended for the treatment of asthma for which the company submitted an Investigational New Drug application, or IND, in January 2018 and initiated the start-up phase of Phase 3 studies which have been suspended; and a fluticasone (APC-4000) dry powder inhaler, or DPI, product candidate for the treatment of asthma. In June 2020, we entered into a license agreement with a third party to license rights under patents, patent applications and related know-how relating to Tempol, an investigational drug. The exclusive license includes the worldwide use under the licensed patent rights and related rights for the fields of COVID-19 infection, asthma, respiratory syncytial virus infection, and influenza infection, as well as the use of Tempol as a therapeutic for reducing radiation-induced dermatitis in patients undergoing treatment for cancer. Our goal is to create low cost therapeutic alternatives to existing treatments. Consistent across all specialty pharmaceuticals product lines, we intend to submit NDAs under Section 505(b)(2), of the U.S. Food, Drug & Cosmetic Act, as amended, or FDCA, or Section 505(j) Abbreviated New Drug Applications, or ANDAs, to the FDA, whenever possible, in order to potentially reduce the time to market and to save on costs, compared to those associated with Section 505(b)(1) NDAs for new drug products.

Our U.S. Compounding, Inc., subsidiary, or USC, which we acquired in April 2016 and which is registered as a drug compounding outsourcing facility under Section 503B of the FDCA and the U.S. Drug Quality and Security Act, or DQSA, provides prescription compounded medications, including compounded sterile preparations and nonsterile compounds, to patients, physician clinics, hospitals, surgery centers and other clients throughout most of the United States. USC’s product offerings broadly include, among others, corticosteroids, hormone replacement therapies, hospital outsourcing products, and injectables. USC’s compounded formulations in many circumstances are offered as alternatives to drugs approved by the FDA. USC also provides certain veterinary pharmaceutical products for animals.

To achieve our goals and support our overall strategy, we may need to raise a substantial amount of funding and make significant investments in, among other things, new product development and working capital.

Company Information

We are incorporated under the laws of the State of Delaware. Our principal executive offices are located at 11682 El Camino Real, Suite 300, San Diego, CA 92130, and our telephone number is (858) 997-2400. Our website address is: www.adamispharmaceuticals.com. We have included our website address as a factual reference and do not intend it to be an active link to our website. The information that can be accessed through our website is not part of this prospectus, and investors should not rely on any such information in deciding whether to purchase our common stock.

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RISK FACTORS

Investing in our common stock involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained in our most recent Annual Report on Form 10-K and in our subsequent Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Forward-Looking Statements.”

FORWARD-LOOKING STATEMENTS

This prospectus, and any prospectus supplement that we may file, contains forward-looking statements. In some cases, you can identify forward-looking statements by terminology, such as “expects,” “anticipates,” “intends,” “estimates,” “plans,” “believes,” “seeks,” “may,” “should”, “could” or the negative of such terms or other similar expressions. Forward-looking statements appear in a number of places throughout this prospectus, the documents incorporated by reference and any free writing prospectus that we have authorized for use in connection with this offering. Such statements may include, without limitation, statements relating to: our expectations concerning regulatory approvals for our products; our expectations for growth; estimates of future revenue; our strategies and objectives; our sources and uses of cash; our liquidity needs; our ability to obtain sufficient funding to support our planned activities; our current or planned clinical trials or research and development activities; product development timelines; our future products; regulatory matters; anticipated dates for commencement of clinical trials; anticipated completion dates of clinical trials; anticipated dates for meetings with regulatory authorities and submissions to obtain required regulatory marketing approvals; anticipated dates for commercial introduction of products; potential receipt of milestone payments and other payments under our collaboration agreements; the potential outcome of any litigation or other proceedings; anticipated expenses and expense levels; guidance regarding revenues, expenses, profits, cash flow, balance sheet items, or other financial items for future periods; and statements concerning our future financial condition, business strategy, operations, activities, and objectives of management for future operations. Forward-looking statements include all statements that are not historical facts. Such forward-looking statements include those that express plans, anticipation, intent, contingencies, goals, targets or expectations for the future.

These forward-looking statements are based on our current expectations and projections about future events, and they are subject to risks and uncertainties, known and unknown, that could cause actual results and developments to differ materially from those expressed or implied in such statements. Whether these future events will occur, and whether we will achieve our business objectives, are subject to numerous risks. Discussions containing these forward-looking statements may be found, among other places, in the sections entitled “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, as well as any amendments thereto, filed with SEC, as well as in our other reports filed from time to time with the SEC that are incorporated by reference into this prospectus. There are a number of important factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements. You should read these factors and the other cautionary statements made in this prospectus and in the documents we incorporate by reference into this prospectus as being applicable to all related forward-looking statements wherever they appear in this prospectus or the documents we incorporate by reference into this prospectus. Any forward-looking statements are qualified in their entirety by reference to such factors and cautionary statements discussed throughout this prospectus or incorporated by reference herein. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements.

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You should read this prospectus and any accompanying prospectus supplement and the documents that we reference herein and therein and have filed as exhibits to the registration statement of which this prospectus is part, completely and with the understanding that our actual future results may be materially different from what we expect. You should assume that the information appearing in this prospectus and any accompanying prospectus supplement is accurate as of the date on the front cover of this prospectus or such prospectus supplement only. Because the risk factors referred to elsewhere in the prospectus could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. In addition, many forward-looking statements concerning our anticipated future business activities assume that we are able to obtain sufficient funding in the near term and thereafter to support such activities and continue our operations and planned activities, which may not be the case. The information contained in this prospectus, as well as the information filed previously with the SEC and incorporated by reference in this prospectus, is accurate only as of the date of the document containing the information, regardless of the time of delivery of this prospectus or any applicable prospectus supplement or any sale of our common stock. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus and any accompanying prospectus supplement, and particularly our forward-looking statements, by these cautionary statements.

USE OF PROCEEDS

The selling stockholders will receive all of the net proceeds from sales of the common stock sold pursuant to this prospectus. However, upon any exercise of the Warrants for cash, the selling stockholders would pay us the per share exercise price provided for in the Warrants, subject to any adjustment pursuant to the terms of the Warrants. We currently intend to use the cash proceeds from any Warrant exercise for working capital and general corporate purposes, which may include, without limitation, expenditures relating to research, development and clinical trials relating to our products and product candidates, manufacturing, capital expenditures, hiring additional personnel, acquisitions of new technologies or products, the payment, repayment, refinancing, redemption or repurchase of existing or future indebtedness, obligations or capital stock, and working capital. We may also use the proceeds to acquire or invest in complementary products, services, technologies or other assets, although we have no present agreements or understandings with respect to any acquisitions or investments at this time. The amount and timing of our actual use of proceeds may vary significantly depending upon numerous factors, including the actual amount of proceeds we receive and the timing of when we receive such proceeds. As a result, our management will have broad discretion to allocate any net proceeds from any exercise of the Warrants. In addition, under certain circumstances the Warrants are exercisable on a cashless basis by net exercise. If any of the Warrants are exercised on a cashless basis, we would not receive any cash payment from the applicable selling stockholder upon any such cashless exercise of a Warrant. We cannot assure you that any Warrant will be exercised or that such exercises will be cash exercises rather than net cashless exercises.

SELLING STOCKHOLDERS

Private Placement

On February 21, 2020, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the selling stockholders named in the prospectus (the “Purchasers”) pursuant to which we issued to the Purchasers, in a registered direct offering, 11,600,000 shares (the “Shares”) of common stock, and in a concurrent private placement also issued warrants (the “Warrants”) to purchase 8,700,000 shares of common stock (the “Warrant Shares”) with an exercise price of $0.70 per share. The negotiated combined purchase price for one Share and 0.75 Warrant was $0.58. We received aggregate gross proceeds in the offering of approximately $6,700,000, before deducting fees to the placement agent and other estimated offering expenses payable by the Company. The Shares were offered by the Company pursuant to an effective shelf registration statement on Form S-3 previously filed with and declared effective by the SEC, as supplemented by a prospectus supplement. The Warrants are exercisable commencing September 3, 2020, and will expire September 3, 2025. The Purchase Agreement contains customary representations, warranties and agreements by us.

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Pursuant to the Purchase Agreement, we agreed to file a registration statement with the SEC to register the resale of the shares issuable upon exercise of the Warrants, and to use commercially reasonable efforts to cause such registration statement to become effective as soon as reasonably possible after filing and to keep the registration statement effective until no Purchaser owns any Warrants or Warrant Shares. Under the transaction documents, we agreed to indemnify and hold harmless each Purchaser and certain related persons and entities against all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs, that any such indemnified party may incur as a result of or relating to (i) any breach of any representation, warranty, covenant or agreement made by us in any of the transaction documents, or (ii) with certain exceptions, any action instituted against such indemnified party arising out of or resulting from any of the transactions contemplated by the transaction documents, or (c) in connection with any registration statement of the Company providing for the resale by Purchasers of the Warrant Shares.

Under the terms of the Warrants, a holder does not have the right to exercise any portion of the Warrant held by the holder, to the extent that, after giving effect to the exercise of the Warrant, such holder and any affiliate of the holder would beneficially own in excess of 4.99% of the total number of outstanding shares of common stock after giving effect to the issuance of shares upon exercise of the Warrant (the “Beneficial Ownership Limitation”). Each selling stockholder also holds other warrants to purchase shares of common stock of the Company that also include the Beneficial Ownership Limitation. A holder may, with 61 days prior notice to the Company, elect to increase or decrease the Beneficial Ownership Limitation; provided, however, that in no event may the Beneficial Ownership Limitation be greater than 9.99%.

The Warrants are exercisable by means of cash. If at any time after the date that the Warrants first became exercisable there is no effective registration statement registering, or no current prospectus available for the resale of, all of the Warrant Shares held by the holder, then a holder may also exercise a Warrant at the holder’s election, in whole or in part, at such time by means of a net exercise of the Warrant on a cashless basis. The Warrants provide for proportional adjustment of the number and kind of securities purchasable upon exercise of the Warrants and the per share exercise price upon the occurrence of certain events such as stock splits, combinations, reverse stock splits and similar events.

The foregoing summaries of the offering, the securities to be issued in connection therewith, the Purchase Agreement and the Warrants do not purport to be complete and are qualified in their entirety by reference to the definitive transaction documents, copies of which have been filed as Exhibits to our filings with the SEC incorporated by reference into this prospectus, and are incorporated herein by reference.

Selling Stockholder Table

We are registering the resale of 8,700,000 shares of common stock which are issuable upon the exercise of Warrants held by the selling stockholders identified below to permit each of them, or their permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus if required or, if required, a post-effective amendment to the registration statement of which this prospectus is a part, to resell or otherwise dispose of these shares in the manner contemplated under the section entitled “Plan of Distribution” in this prospectus (as may be supplemented and amended).

The table below lists the selling stockholders and other information regarding the beneficial ownership of common stock by each of the selling stockholders, based on 93,657,628 shares of common stock outstanding as of September 30, 2020. The second column lists the number of shares of common stock beneficially owned by each selling stockholder, including based on its beneficial ownership of the Warrant Shares, other shares of our common stock, and other shares of common stock issuable upon the exercise of other warrants, beneficially owned by the selling stockholder as of the date of this prospectus, assuming exercise of Warrants on that date held by the selling stockholder and other warrants held by the selling stockholder, but in each case subject to and giving effect to the Beneficial Ownership Limitation with respect to the Warrants and other warrants held by the selling stockholder. The third column lists the shares of common stock being offered by this prospectus by the selling stockholders, without regard to the Beneficial Ownership Limitation or any maximum percentage ownership limitations or other limitations on exercises of the Warrants. The fourth column lists the number of shares of common stock anticipated to be beneficially owned by the selling stockholders following the offering, assuming the sale of all of the securities offered by the selling stockholders pursuant to this prospectus, and giving effect to the Beneficial Ownership Limitation with respect to the Warrants and other warrants held by the selling stockholder.

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Beneficial ownership is determined in accordance with the rules of the SEC. Beneficial ownership includes any common stock as to which a stockholder has sole or shared voting power or investment power, and also any common stock which the stockholder has the right to acquire within 60 days, including upon exercise of the Warrants or other warrants held by the stockholder, subject to the Beneficial Ownership Limitation.

When we refer to “selling stockholders” in this prospectus, we mean those persons listed in the table below, as well as their transferees, pledgees or donees or their successors. The selling stockholders may sell some, all or none of their shares. We do not know if the selling stockholders will exercise the Warrants to acquire Warrant Shares or how long the selling stockholders will hold such shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale or other disposition of any of the shares. As a result, we cannot estimate the number of shares of common stock each of the selling stockholders will beneficially own after termination of sales under this prospectus. In addition, each of the selling stockholders may have sold, transferred or otherwise disposed of all or a portion of its shares of common stock since the date on which it provided information for this table.

	Shares Beneficially Owned Prior to Offering		Shares to be Offered(2)	Shares Beneficially Owned After Offering
Name of Selling Stockholder	Number	Percentage	Number	Number	Percentage
Anson Investments Master Fund LP (3)	4,746,000(1)	4.9%	4,350,000	4,746,000(1)	4.9%
CVI Investments, Inc. (4)	4,927,000(1)	4.9%	4,350,000	3,000,000	3.1%

(1)	Gives effect to the Beneficial Ownership Limitation.
(2)	Assumes the sale of the maximum number of shares of common stock to be sold pursuant to this prospectus. Determined without reference to the Beneficial Ownership Limitation. Consists of shares of common stock issuable upon exercise of the Warrants.
(3)	Based on information provided to the company by the named stockholder. Includes 3,453,000 shares of common stock held by the named stockholder, and 1,293,000 shares of common stock issuable upon exercise of the Warrants and other outstanding warrants to purchase shares of common stock owned by the named stockholder, giving effect to and subject to the Beneficial Ownership Limitation. In addition to 4,350,000 shares of common stock issuable upon exercise of the Warrants, the named shareholder holds other warrants to purchase up to 2,750,000 shares of our common stock, in each case subject to the Beneficial Ownership Limitation. Anson Advisors Inc. and Anson Funds Management LP, the co-investment advisers of Anson Investments Master Fund LP, or Anson, hold voting and dispositive power over the shares beneficially owned by Anson. Bruce Winson is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Winson, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of the shares of common stock beneficially held by the named stockholder except to the extent of their pecuniary interest therein. The stockholder’s ability to exercise the Warrants, and other warrants held by the named stockholder to purchase shares of our common stock, is subject to limitations pursuant to the Beneficial Ownership Limitation. The principal business address of Anson is Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman KY1-9008, Cayman Islands.
(4)	Based on information provided to the Company by the named stockholder. Includes 4,927,000 shares of common stock issuable upon exercise of the Warrants and other outstanding warrants to purchase shares of common stock owned by the named stockholder, giving effect to and subject to the Beneficial Ownership Limitation. In addition to 4,350,000 shares of common stock issuable upon exercise of the Warrants, the named shareholder holds other warrants to purchase up to 3,000,000 shares of our common stock, in each case subject to the Beneficial Ownership Limitation. Heights Capital Management, Inc., the authorized agent of CVI Investments, Inc. (“CVI”), has discretionary authority to vote and dispose of the shares beneficially owned by CVI and may be deemed to be the beneficial owner of these shares. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI. Mr. Kobinger disclaims any such beneficial owner of the shares. The stockholder’s ability to exercise the Warrants, and other warrants held by the named stockholder to purchase shares of our common stock, is subject to limitations pursuant to the Beneficial Ownership Limitation. CVI is affiliated with one or more FINRA members, none of whom are currently expected to participate in the sale of shares pursuant to this prospectus. CVI acquired Warrants and any Warrant Shares issuable upon exercise of the Warrants in the ordinary course of business and at the time of purchase, and had and has no agreements or understandings, directly or indirectly, with any other person to distribute such shares. The selling stockholder’s address is c/o Heights Capital Management, 101 California Street, Suite 3250, San Francisco, CA 94111.
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DESCRIPTION OF OUR COMMON STOCK

A description of the material terms and provisions of our common stock is included in our Current Report on Form 8-K filed with the SEC on June 22, 2020, and is incorporated into this prospectus. As of the date of this prospectus, our authorized capital stock consisted of 200,000,000 shares of common stock, $0.0001 par value per share, and 10,000,000 shares of preferred stock, $0.0001 par value per share. Our board of directors may establish the rights and preferences of the preferred stock from time to time.

PLAN OF DISTRIBUTION

We are registering the shares of common stock issuable to the selling stockholders upon the exercise of the Warrants to permit the resale of such shares of common stock by such holders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register such shares of common stock.

The selling stockholders which, as used herein, includes donees, pledgees, transferees or other successors-in-interest selling securities received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their securities on any stock exchange on which the securities may be listed, market or trading facility on which the securities may be traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

A selling stockholder may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	to the extent permitted by law, short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	through agreements between broker-dealers and the selling stockholders to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted by applicable law.

The selling stockholders may also sell common stock under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the securities, from time to time, under this prospectus or a prospectus supplement, or under an amendment to this prospectus under Rule 424(b) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

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In connection with the sale of our securities or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders may also sell our securities short and deliver these securities to close out their short positions and to return borrowed shares in connection with such short sales, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the securities offered by them will be the purchase price of the securities less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of securities to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the Warrants by payment of cash, however, we will receive the exercise price of the warrants.

The selling stockholders also may resell all or a portion of the shares in open market transactions, rather than under this prospectus, in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the securities or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the securities may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. Each selling stockholder has informed us that it is not a registered broker-dealer and does not, as of the date of this prospectus, have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares of common stock against certain liabilities, including liabilities arising under the Securities Act.

If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated.

To the extent required, the securities to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

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We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares of common stock of the selling stockholders. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the securities offered by this prospectus.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until no selling stockholder owns any Warrants or Warrant Shares.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Weintraub Tobin Chediak Coleman Grodin, Law Corporation, Sacramento, California.

EXPERTS

The financial statements as of December 31, 2019 and 2018 and for the two fiscal years in the period ended December 31, 2019, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019, incorporated by reference in this prospectus and registration statement, have been so included in reliance on the reports of Mayer Hoffman McCann P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting in giving said reports.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, with respect to the securities covered by this prospectus. This prospectus and any prospectus supplement which form a part of the registration statement, do not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and the securities offered by this prospectus, please see the registration statement and the exhibits filed with the registration statement. Neither we nor any agent, underwriter or dealer has authorized any person to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. Any statements made in this prospectus or any prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the documents we file, including the registration statement of which this prospectus is a part, at the SEC’s public reference room in Washington, D.C. at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. Our SEC filings are also available to the public at no cost from the SEC’s website at http://www.sec.gov.

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INCORPORATION OF DOCUMENTS BY REFERENCE

We have filed a registration statement on Form S-3 with the Securities and Exchange Commission under the Securities Act. This prospectus is part of the registration statement but the registration statement includes and incorporates by reference additional information and exhibits. The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Information that we file later with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus:

☐	Annual Report on Form 10-K for the year ended December 31, 2019 (the “2019 Form 10-K”), filed on March 30, 2020;
☐	Amendment No. 1 to Annual Report on Form 10-K/A filed April 29, 2020;
☐	Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 18, 2020;
☐	Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, filed with the SEC on August 17, 2020;
☐	Current Reports on Form 8-K filed with the SEC on February 21, March 30, April 15, April 28, May 13, May 18, June 12, June 16, June 22, June 22, August 5, August 18, August 24, September 8, September 8, September 15, September 18, October 2, and October 5, 2020; and
☐	The description of our common stock contained in our Form 8-A filed on December 11, 2013, including any amendments thereto or reports filed for the purposes of updating this description.

We also incorporate by reference all additional documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the initial filing date of the registration statement of which this prospectus is a part (and including, without limitation, prior to effectiveness) until the offering of the particular securities covered by a prospectus supplement or term sheet has been completed. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.

You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at (858) 997-2400 or by writing to us at the following address:

Adamis Pharmaceuticals Corporation
11682 El Camino Real, Suite 300
San Diego, CA 92130
Attn: Corporate Secretary

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the fees and expenses relating to the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions, all of which shall be borne by the Registrant. All of such fees and expenses, except for the SEC registration fee, are estimated:

SEC registration fee	$703
Legal fees and expenses	$20,000
Accounting fees and expenses	$25,000
Printing and miscellaneous fees and expenses	$5,000

TOTAL:	$50,703
Item 15.	Indemnification of Officers and Directors.

Section 145 of the Delaware General Corporation Law, or the DGCL, provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys’ fees incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, agreement, a vote of stockholders or disinterested directors or otherwise. Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act.

The Company’s Bylaws provide that the Company will indemnify and hold harmless, to the fullest extent permitted by Section 145 of the DGCL, as amended from time to time, each of its directors and officers, and may indemnify its employees and agents as set forth in the DGCL.

The DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to the corporation or its stockholders;
•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
•	payments of unlawful dividends or unlawful stock repurchases or redemptions; or
•	any transaction from which the director derived an improper personal benefit.

The Company’s restated certificate of incorporation and Bylaws provide that, to the fullest extent permitted by applicable law, none of our directors will be personally liable to us or our stockholders for monetary damages. Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation, right or protection of a director of our company existing at the time of such repeal or modification.

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We have also obtained liability insurance for our directors and officers that insures our directors and officers, within the limits and subject to the limitations of the policy, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities that might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been directors or officers. We may apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his or her actions, whether or not the DGCL would permit indemnification.

We have entered into indemnification agreements with our directors and officers whereby we have agreed to indemnify our directors and officers to the fullest extent permitted by law, including indemnification against expenses and liabilities incurred in legal proceedings to which the director or officer was, or is threatened to be made, a party by reason of the fact that such director or officer is or was a director, officer, employee or agent of the Company, provided that such director or officer acted in good faith and in a manner that the director or officer reasonably believed to be in, or not opposed to, the best interest of the Company. At present, there is no pending litigation or proceeding involving a director or officer of the Company regarding which indemnification is sought, nor is the registrant aware of any threatened litigation that may result in claims for indemnification.

Securities and Exchange Commission Position Regarding Indemnification Liabilities Arising Under the Securities Act

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.	Exhibits.
a)	Exhibits.
Incorporated by Reference
Exhibit No.	Exhibit Description	Filed Herewith	Form/ File No.	Date
3.1	Restated Certificate of Incorporation of the Registrant		S-8	03/17/14
3.2	Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock dated August 19, 2014		8-K	08/20/14
3.3	Certificate of Designation of Preferences, Rights and Limitations of Series A-1 Convertible Preferred Stock		8-K	01/26/16
3.4	Certificate of Designation of Preferences, Rights and Limitations of Series A-2 Convertible Preferred Stock		8-K	07/12/16
3.5	Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock		8-K	06/12/20
3.6	Certificate of Amendment to the Restated Certificate of Incorporation		8-K	09/08/20
3.7	Amended and Restated Bylaws of the Company		8-K	06/22/20
4.1	Reference is made to Exhibits 3.1, 3.2, 3.3, 3.4, 3.5, 3.6 and 3.7.
4.2	Specimen stock certificate for common stock		8-K	04/03/09
4.3	Form of Warrant		8-K	02/21/20
5.1	Opinion of Weintraub Tobin Chediak Coleman Grodin, Law Corporation	X
10.1	Securities Purchase Agreement dated as of February 21, 2020		8-K	02/21/20
23.1	Consent of Weintraub Tobin Chediak Coleman Grodin, Law Corporation (included in Exhibit 5.1)	X
23.2	Consent of Mayer Hoffman McCann P.C., Independent Registered Public Accounting Firm	X
24.1	Power of Attorney (included on signature pages to the registration statement)	X

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Item 17.	Undertakings.
(a)	The undersigned Registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that:

Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3, Form SF-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)	if the registrant is relying on Rule 430B:
(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and
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(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of this Registration Statement or made in any such document immediately prior to such effective date; or
(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
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(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in San Diego, California, on the 5th day of October, 2020.

ADAMIS PHARMACEUTICALS CORPORATION

By:	/s/ DENNIS J. CARLO
Dennis J. Carlo, Ph.D.
Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Dennis J. Carlo, Ph.D., and Robert O. Hopkins, his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him/her and in his name, place and stead, in any and all capacities to sign any or all amendments (including, without limitation, post-effective amendments) to this Registration Statement, any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933 and any or all pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or any substitute or substitutes for him, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, the following persons in the capacities and on the dates indicated have signed this Registration Statement below:

Name	Title	Date
Principal Executive Officer:

/s/ DENNIS J. CARLO	Chief Executive Officer and Director	October 5, 2020
Dennis J. Carlo

Principal Financial Officer and Principal Accounting Officer:

/s/ ROBERT O. HOPKINS	Vice President, Finance, Chief Financial Officer and Secretary	October 5, 2020
Robert O. Hopkins

Directors:

/s/ DAVID J. MARGUGLIO	Director	October 5, 2020
David J. Marguglio

/s/ ROSHAWN A. BLUNT	Director	October 5, 2020
Roshawn A. Blunt

/s/ HOWARD C. BIRNDORF	Director	October 5, 2020
Howard C. Birndorf

/s/ RICHARD C. WILLIAMS	Director	October 5, 2020
Richard C. Williams